Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Cal R. Hoagland

Senior Vice President &

Chief Financial Officer

(650) 314-2533

choagland@iwv.com

www.iwv.com

interWAVE Announces First-Quarter Fiscal 2005 Results

MOUNTAIN VIEW, Calif. – November 11, 2004 - interWAVE® Communications International, Ltd. (Nasdaq: IWAV), a pioneer in compact wireless voice and data communications systems, today announced financial results for its first fiscal 2005 quarter ended September 30, 2004.

Revenues for the quarter of $4.1 million compare to $10.7 million in the comparable quarter last year. interWAVE reported a net loss of $6.3 million, or $(0.69) per share, compared to a net loss of $3.4 million, or $(0.51) per share in the comparable quarter last year.

Erwin Leichtle, president and chief executive officer of interWAVE, observed, “While we are disappointed with our revenue results for the quarter ended September 30, 2004, we believe our mid-to-longer-term order outlook and customer pipeline remain strong.  It appears a number of factors combined to impact our revenues for this most recent quarter, including some of our customers experiencing a longer internal capital expenditure approval cycle and other customers delaying their orders due to our pending amalgamation with Alvarion.”

interWAVE’s operating expenses for the quarter ended September 30, 2004 decreased 29% to $5.6 million from the $7.8 million incurred in the comparable quarter of the prior fiscal year as the company continued its efforts to achieve cost savings.

interWAVE’s combined cash balances at the end of the first quarter of fiscal 2005 were $2.5 million.

A special meeting of interWAVE’s shareholders is scheduled to be held on December 8, 2004 to consider and vote upon the proposal to approve the Agreement and Plan of Amalgamation, as amended.  interWAVE filed a definitive proxy statement in connection with the special meeting with the Securities & Exchange Commission on Monday, November 8, 2004.  Assuming all closing conditions have been satisfied, interWAVE expects the amalgamation to be completed as soon as practicable following the special meeting.

Management’s Teleconference To Be Held Thursday November 11, 2004

interWAVE management will discuss the results in a teleconference at 4:15PM ET / 1:15 PT on November 11, 2004, and will be web cast live for all investors.  Interested parties can access the call by dialing (877) 858-9308 or (706) 643-0580 (international) or via the Internet by accessing the web cast at www.iwv.com. A replay of the call will be available at (800) 642-1687 or (706) 645-9291 (international), access number 2020517 for 3 days following the call, and the web cast can be accessed at http://www.iwv.com for 30 days.

The Company

interWAVE Communications International, Ltd. (Nasdaq: IWAV) is a global provider of compact network solutions and services that offer innovative, cost-effective and scalable networks allowing operators to “reach the unreached.”  interWAVE solutions provide economical, distributed networks intended to minimize capital expenditures while accelerating customers’ revenue generation.  These solutions feature a product suite for the rapid and simple deployment of end-to-end compact cellular systems.  interWAVE’s portable, mobile cellular networks provide vital and reliable wireless communications capabilities for customers in over 50 countries.  The Company’s U.S. subsidiary is headquartered at 2495 Leghorn Street, Mountain View, California, and can be contacted at www.iwv.com or at (650) 314-2500.

Editor’s Note: interWAVE is a registered trademark of interWAVE Communications International, Ltd.

Where you Can Find Additional Information

interWAVE filed a proxy statement and other documents concerning the proposed amalgamation transaction with the United States Security and Exchange Commission (“SEC”) on November 8, 2004. Security holders are urged to read the proxy statement and other relevant documents filed with the SEC because they will contain important information. interWAVE securityholders may obtain a free copy of the proxy statement and other documents filed by interWAVE with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and these other documents may also be obtained for free from interWAVE, Investor Relations, 2495 Leghorn Street, Mountain View, California 94043 650-314-2533. interWAVE and its directors and executive officers and other members of its management and its employees may be deemed to be participants in the solicitation of proxies from the shareholders of interWAVE with respect to the transactions contemplated by the amalgamation agreement. Information about the directors and officers of interWAVE and its interests in the amalgamation is available in the proxy statement that interWAVE will file with the SEC. This document is available free of charge at the SEC’s Commission’s Web site at http://www.sec.gov and from interWAVE.

Forward Looking Statements

This news release contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause the results of interWAVE Communications International, Ltd. to differ materially from management’s current expectations. These risks and uncertainties include, but are not limited to, the risks relating to interWAVE’s history of losses, the expectation of future losses, potential noncompliance with Nasdaq National Market continued listing requirements, potential lack of liquidity and capital resources, reliance on a small number of customers, complexity of products, difficulties in introducing new or enhanced products, compliance with regulations and evolving industry standards, long sales cycles, intense competition, management of global operations, the ability to retain and motivate key employees, and acquisition related risk factors including potential asset impairment, dilution of shares outstanding, cash outflow for acquisitions, increases in debt absorbed and potential post-acquisition employee retention, as well as the Risk Factors discussed in the filings and reports made from time to time by interWAVE with the Securities and Exchange Commission.

—Financial Tables Follow—

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interWAVE Communications International Ltd.

Condensed Consolidated Statements of Operations

(In thousands, except per share data - Unaudited)

	Three Months Ended September 30,
	2004	2003

Net revenues	$4,132	$10,715
Cost of revenues	4,662	6,197

Gross profit (loss)	(530)	4,518

Operating expenses:
Research and development	2,270	2,235
Selling, general and administrative	3,305	5,518
Restructuring charges	—	58

Total operating expenses	5,575	7,811

Loss from operations	(6,105)	(3,293)

Interest expense, net	(242)	(40)
Other expense, net	(48)	(79)

Loss before income taxes	(6,395)	(3,412)

Benefit from (provision for) income taxes	93	(11)

Net loss	$(6,302)	$(3,423)

Net loss per share, basic and diluted	$(0.69)	$(0.51)

Weighted average common shares outstanding, basic and diluted	9,197	6,772

interWAVE Communications International Ltd.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	September 30, 2004	June 30, 2004
Assets:
Current assets:
Cash and cash equivalents (including restricted cash, current portion)	$2,256	$5,732
Trade receivables, net	7,718	8,803
Inventories, net	8,935	7,989
Prepaids and other current assets	2,626	2,634
Total current assets	21,535	25,158

Restricted cash, long term portion	199	199
Property and equipment, net	2,604	2,747
Intangible assets, net	5,470	6,007
Other assets	63	113
Total assets	$29,871	$34,224

Liabilities and Shareholders’ Equity:
Current liabilities:
Short-term borrowings	$7,073	$3,588
Current portion of notes and leases payable	145	308
Accounts payable	6,264	6,933
Accrued expenses	3,156	3,283
Accrued compensation	1,718	2,034
Income taxes payable	72	172
Accrued restructuring expenses	1,018	1,416
Deferred revenue	317	378
Customer prepayments	3,940	4,093
Total current liabilities	23,703	22,205

Other long term liabilities	1,000	1,000
Total liabilities	24,703	23,205

Shareholders’ equity:
Common stock	345,220	344,769
Accumulated deficit	(339,936)	(333,634)
Other	(116)	(116)
Total shareholders’ equity	5,168	11,019

Total liabilities and shareholders’ equity	$29,871	$34,224